UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2017

Commission File Number: 000-22920

Numerex Corp.

(Exact name of registrant as specified in its charter.)

Pennsylvania	11-2948749
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

400 Interstate North Parkway SE, Suite 1350, Atlanta, Georgia 30339

(Address of principal executive offices)

770-693-5950

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Loan Agreements

On December 7, 2017 (the “Closing Date”), in connection with the consummation of the previously announced Agreement and Plan of Merger, dated as of August 2, 2017 (the “Merger Agreement”), by and among Sierra Wireless, Inc. (“Sierra Wireless”), Wireless Acquisition Sub, Inc., a direct, wholly-owned subsidiary of Sierra Wireless (“Merger Sub”), and Numerex Corp. (“Numerex”), (x) Sierra Wireless, on behalf of Numerex, repaid in full all outstanding amounts pursuant to (i) that certain Note Purchase Agreement, dated as of June 7, 2017, by and among Numerex, as borrower, various guarantors party thereto, various purchasers party thereto and HCP-FVF, LLC, an affiliate of Hale Capital Partners LP, as collateral agent and as a purchaser (the “Hale Note Purchase Agreement”), and (ii) that certain Amended and Restated Senior Subordinated Promissory Note, dated as of June 7, 2017, by Numerex, as borrower, in favor of Kenneth Rainin Foundation (the “KRF Promissory Note”); (y) Numerex repaid in full all outstanding amounts pursuant to that certain warrant, dated as of June 7, 2017, issued by Numerex to HCP-FVF, LLC (the “HCP-FVF Warrant,” and together with the Hale Note Purchase Agreement and the KRF Promissory Note, the “Loan Agreements”); and (z) all outstanding commitments under the Loan Agreements were terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Numerex, with Numerex surviving as a wholly-owned subsidiary of Sierra Wireless (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A Common Stock, no par value, of Numerex (the “Numerex Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Numerex Common Stock owned directly by Sierra Wireless, Numerex or any of their respective subsidiaries (collectively, the “Excluded Shares”)) was converted into the right to receive 0.1800 common shares, no par value, of Sierra Wireless (the “Merger Consideration”). Additionally, (i) each outstanding restricted stock unit (whether vested or unvested) of Numerex was cancelled in exchange for the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement and (ii) each in-the-money option and in-the-money stock appreciation right of Numerex became fully vested and was cancelled in exchange for the right to receive a number of Sierra Wireless common shares for each such Numerex option and stock-appreciation right determined by dividing (a) the excess of (x) 0.1800 multiplied by the volume weighted average price of a Sierra Wireless common share on the Nasdaq Global Market for the five (5) trading days ending on the last trading day prior to the Closing Date minus (y) the per-share exercise price for the Common Stock that would have been issuable upon exercise of such in-the-money option or in-the-money stock appreciation right by (b) the volume-weighted average price of a Sierra Wireless common share on the Nasdaq Global Market for the five (5) trading days ending on the Closing Date and rounding to the nearest ten-thousandth of a share. Subject to certain exceptions specified in the Merger Agreement, each outstanding warrant issued by Numerex (with the exception of the HCP-FVF Warrant), if exercised, was cancelled in exchange for the right to receive the Merger Consideration or, if not exercised, was otherwise cancelled at the Effective Time.

Sierra Wireless issued 3,588,784 common shares as consideration for the Merger (including Numerex stock options, other equity-based awards and warrants).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Numerex’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 7, 2017.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, Numerex notified the Nasdaq of its intent to remove the Numerex Common Stock from listing on the Nasdaq and requested the Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister shares of Numerex Common Stock. Additionally, Numerex intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the termination of registration of shares of Numerex Common Stock under Section 12(g) of the Exchange Act and the termination and suspension of Numerex’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act. Trading of Numerex Common Stock on the Nasdaq was halted prior to the opening of trading on December 7, 2017.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As of the Effective Time, each share of Numerex Common Stock (other than the Excluded Shares) issued and outstanding prior to the Effective Time was cancelled and converted into the right to receive the Merger Consideration, subject to the terms and conditions set forth in the Merger Agreement.

Item 5.01. Changes in Control of Registrant.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger (and not as a result of any disagreement with Numerex), at the Effective Time, each of Numerex’s directors immediately prior to the Effective Time ceased to be directors of Numerex. In accordance with the terms of the Merger Agreement, immediately following the Effective Time, the directors of Merger Sub immediately prior to the Effective Time, which consisted of Jason Cohenour and David McLennan, became the directors of Numerex.

In addition, immediately following the Effective Time, Jason Cohenour became President of Numerex, and David McLennan became Treasurer and Secretary of Numerex. The titles and positions of the three remaining executive officers of Numerex, Kenneth Gayron, Kelly Gay, and Shu Gan, in effect immediately prior to the Effective Time, remained unchanged immediately following the Effective Time.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 6, 2017, Numerex held a special meeting of shareholders commencing at 10:00 a.m., Eastern Time, at the Atlanta Marriott Northwest at Galleria, 200 Interstate North Parkway SE, Atlanta, Georgia for the following purposes:

•	to consider and vote on a proposal to approve and adopt the Merger Agreement (the “Merger Proposal”);

•	to consider and vote on a proposal (“Advisory Compensation Proposal”) to approve, on an advisory (non-binding) basis, certain specified compensation that will or may be paid by Numerex to its named executive officers that is based on or otherwise relates to the Merger; and

•	to consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

At the special meeting, Numerex’s shareholders voted on and approved each of the Merger Proposal and the Advisory Compensation Proposal. Although sufficient votes were received for the Adjournment Proposal, the Adjournment Proposal was not presented for a vote of shareholders and no motion to adjourn was made because the adjournment of the special meeting was determined not to be necessary or advisable. The proposals are described in detail in Numerex’s definitive proxy statement filed on October 31, 2017 with the SEC. On December 6, 2017, Numerex issued a press release announcing the voting results of the special meeting.

As of October 19, 2017, the record date for the special meeting, there were 19,675,286 shares of Numerex’s common stock outstanding and entitled to vote at the special meeting.

The results of the shareholder vote taken at the special meeting, by proposal, were as follows:

Proposal 1: Adoption of the Merger Agreement

For	Against	Abstain
15,220,881	169,386	2,305

Proposal 2: Approval of the Advisory Compensation Proposal

For	Against	Abstain
9,826,956	4,240,216	1,325,400

Proposal 3: Approval of the Adjournment Proposal

For	Against	Abstain
14,992,569	391,898	8,105

Item 8.01. Other Events.

On December 6, 2017, Numerex issued a press release announcing shareholder approval of the Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger by and among Sierra Wireless, Inc., Numerex Corp. and Wireless Acquisition Sub, Inc., dated as of August 2, 2017 (Incorporated by reference to Exhibit 2.1 of Numerex’s Current Report on Form 8-K filed with the SEC on August 7, 2017).

99.1	Press release dated December 6, 2017.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Sierra Wireless, Inc., Numerex Corp. and Wireless Acquisition Sub, Inc., dated as of August 2, 2017 (Incorporated by reference to Exhibit 2.1 of Numerex’s Current Report on Form 8-K filed with the SEC on August 7, 2017).

99.1	Press release dated December 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 8, 2017	NUMEREX CORP.

	By:	/s/ Kenneth Gayron
Name: Kenneth Gayron
Title: Interim Chief Executive Officer and Chief Financial Officer